EXHIBIT 99.1

Power Integrations Reports Ninth Consecutive Year of Revenue Growth

2010 Revenues Grew 39 Percent to $299.8 Million; Annual Shipments Topped One Billion Units

Fourth-Quarter Revenues Grew 10 Percent Year-Over-Year to $73.0 Million

Company Expands High-Voltage Footprint With Acquisition of Qspeed Semiconductor

SAN JOSE, Calif., Feb. 3, 2011 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter and fiscal year ended December 31, 2010. Net revenues for the fourth quarter were $73.0 million, up 10 percent compared with the fourth quarter of 2009, and down three percent compared with the third quarter of 2010. Net income was $8.9 million or $0.30 per diluted share, compared with $9.2 million or $0.32 per diluted share in the year-ago quarter and $12.6 million or $0.43 per diluted share in the third quarter of 2010. Gross margin for the fourth quarter was 49.5 percent; operating margin was 15.0 percent.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses and the related tax effects. Non-GAAP net income for the fourth quarter was $11.6 million or $0.39 per diluted share, compared with $12.2 million or $0.42 per diluted share in the year-ago quarter and $15.5 million or $0.53 per diluted share, in the third quarter of 2010. Non-GAAP gross margin for the fourth quarter was 49.8 percent; non-GAAP operating margin was 19.5 percent.

Full-year revenues for 2010 were $299.8 million, an increase of 39 percent compared with 2009. Net income for the full year was $1.67 per diluted share, more than double the $0.82 per diluted share reported in the prior year. Non-GAAP net income for the full year was $2.00 per diluted share, an increase of 69 percent from $1.18 per diluted share in the prior year.

Commented Balu Balakrishnan, president and CEO of Power Integrations: "2010 was a landmark year for Power Integrations, as shipments surpassed one billion units and we approached $300 million in annual revenues. We grew our top line by 39 percent, achieving our ninth consecutive year of revenue growth. We also had an excellent year from a profitability standpoint, expanding our non-GAAP operating margin by more than five percentage points and growing our non-GAAP earnings by more than 75 percent."

Balakrishnan continued: "We also made great progress last year in expanding our product portfolio and solidifying our leadership in high-voltage technology to position us for continued growth. We introduced a record eight new product families in 2010, including LinkSwitch™-PH and LinkSwitch-PL for LED lighting, our Zero series for ultra-low standby, and two new members of our Hiper™ series, targeting high-power applications.

"We also expanded our high-voltage technology presence with multiple strategic transactions, including our investment in SemiSouth Laboratories and, most recently, our acquisition of Qspeed Semiconductor, whose high-performance diode technology is a great complement to our new high-power products. The expansion of our high-voltage footprint – both organically and through strategic transactions – is reflected in the growth of our patent portfolio. We received and acquired more than 100 U.S. patents during the year, increasing the size of our U.S. patent holdings by more than a third."

Additional Highlights

  On December 31, 2010 Power Integrations acquired Qspeed Semiconductor, a supplier of high-performance high-voltage diodes, for a price of approximately $7 million in cash. Qspeed diodes utilize a proprietary silicon technology to provide a unique combination of high efficiency and low noise, as well as high-frequency operation, which reduces the cost and size of magnetic components in a power supply.
  In October, Power Integrations announced a strategic investment in SemiSouth Laboratories, a Mississippi-based manufacturer of high-voltage silicon-carbide (SiC) power devices. Power Integrations' investment will facilitate the continued expansion of SemiSouth's SiC fabrication facility and driver adoption of SemiSouth's SiC technology, which enables ultra-efficient power conversion for solar and wind inverters, hybrid/electric vehicles and other high-power applications that benefit from exceptionally high efficiency.
  Power Integrations received and acquired 66 U.S. patents and 10 foreign patents during the fourth quarter. The company had a total of 395 U.S. patents and 211 foreign patents at year end.
  Last month a federal district court awarded Power Integrations double damages in one of its patent-infringement lawsuits against Fairchild Semiconductor, increasing the award to approximately $12.9 million. The ruling followed an earlier finding that Fairchild's infringement of Power Integrations' patents was willful.
  Power Integrations paid a quarterly dividend of $0.05 per share on December 31, 2010. The next quarterly dividend of $0.05 per share will be paid on March 31, 2011 to stockholders of record as of February 28, 2011.

Financial Outlook for First Quarter of 2011

The company issued the following forecast for the first quarter of 2011:

  Revenues are expected to be between $71 million and $77 million;
  Gross margin:
  GAAP: 48 percent plus or minus half a percentage point;
  Non-GAAP: 48 percent to 49 percent (excludes impact of stock-based compensation and acquisition-related amortization);
  Operating expenses:
  GAAP: $25 million, plus or minus $0.5 million;
  Non-GAAP: $22 million, plus or minus $0.5 million (excludes impact of stock-based compensation and amortization of acquisition-related intangibles).

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage analog integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart™ energy-efficiency technology has saved an estimated $4.5 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site (www.powerint.com/greenroom) provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations is included in clean-technology stock indices sponsored by the Cleantech Group (Amex:CTIUS) and Clean Edge (Nasdaq:CELS). For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-20 ("ASC 718-20"), and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations' industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected first-quarter 2011 financial performance and the expected effect of its investment in SemiSouth are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company's products; the ability of the company to obtain sufficient quantities of wafers in a timely manner from its suppliers; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; fluctuations in currency exchange rates; the challenges inherent in integrating acquired businesses; and SemiSouth's ability to develop its technology. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent quarterly report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on November 3, 2010. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, LinkSwitch, Hiper, Qspeed, EcoSmart and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
NET REVENUES	$ 72,986	$ 75,452	$ 66,138	$ 299,803	$ 215,701

COST OF REVENUES	36,860	36,447	32,322	147,262	107,633

GROSS PROFIT	36,126	39,005	33,816	152,541	108,068

OPERATING EXPENSES:
Research and development	9,753	9,348	8,214	35,886	30,473
Sales and marketing	9,063	7,657	7,127	31,167	25,018
General and administrative	6,339	6,746	7,227	25,562	23,967
Total operating expenses	25,155	23,751	22,568	92,615	79,458

INCOME FROM OPERATIONS	10,971	15,254	11,248	59,926	28,610

OTHER INCOME, net	500	415	157	1,879	1,913

INCOME BEFORE PROVISION FOR INCOME TAXES	11,471	15,669	11,405	61,805	30,523

PROVISION FOR INCOME TAXES	2,541	3,035	2,221	12,341	7,254

NET INCOME	$ 8,930	$ 12,634	$ 9,184	$ 49,464	$ 23,269

EARNINGS PER SHARE:
Basic	$ 0.32	$ 0.45	$ 0.34	$ 1.78	$ 0.86
Diluted	$ 0.30	$ 0.43	$ 0.32	$ 1.67	$ 0.82

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,134	27,894	27,106	27,837	26,920
Diluted	29,844	29,283	29,116	29,556	28,297

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$ 205	$ 153	$ 176	$ 686	$ 790
Research and development	1,325	1,125	1,115	4,107	4,371
Sales and marketing	817	727	820	2,593	2,548
General and administrative	895	930	1,174	3,333	3,619
Total stock-based compensation expense	$ 3,242	$ 2,935	$ 3,285	$ 10,719	$ 11,328

Operating expenses include the following:
Patent-litigation expenses	$ 1,321	$ 1,801	$ 2,334	$ 5,725	$ 5,572

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	23%	23%	22%	24%	23%
TinySwitch	36%	37%	41%	38%	43%
LinkSwitch	40%	39%	36%	37%	33%
Other	1%	1%	1%	1%	1%

REVENUE MIX BY END MARKET
Communications	33%	30%	36%	31%	34%
Computer	11%	11%	14%	12%	14%
Consumer	37%	37%	33%	38%	35%
Industrial	19%	22%	17%	19%	17%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$ 36,126	$ 39,005	$ 33,816	$ 152,541	$ 108,068
GAAP gross profit margin	49.5%	51.7%	51.1%	50.9%	50.1%

Stock-based compensation included in cost of revenues	205	153	176	686	790

Non-GAAP gross profit	$ 36,331	$ 39,158	$ 33,992	$ 153,227	$ 108,858
Non-GAAP gross profit margin	49.8%	51.9%	51.4%	51.1%	50.5%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$ 25,155	$ 23,751	$ 22,568	$ 92,615	$ 79,458

Less: Stock-based compensation included in operating expenses:
Research and development	1,325	1,125	1,115	4,107	4,371
Sales and marketing	817	727	820	2,593	2,548
General and administrative	895	930	1,174	3,333	3,619
Total	3,037	2,782	3,109	10,033	10,538

Non-GAAP operating expenses	$ 22,118	$ 20,969	$ 19,459	$ 82,582	$ 68,920

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$ 10,971	$ 15,254	$ 11,248	$ 59,926	$ 28,610
GAAP operating margin	15.0%	20.2%	17.0%	20.0%	13.3%

Stock-based compensation included in cost of revenues	205	153	176	686	790
Stock-based compensation included in operating expenses	3,037	2,782	3,109	10,033	10,538

Non-GAAP income from operations	$ 14,213	$ 18,189	$ 14,533	$ 70,645	$ 39,938
Non-GAAP operating margin	19.5%	24.1%	22.0%	23.6%	18.5%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$ 2,541	$ 3,035	$ 2,221	$ 12,341	$ 7,254
GAAP effective tax rate	22.2%	19.4%	19.5%	20.0%	23.8%

Tax effect of items excluded from non-GAAP results	(523)	(93)	(290)	(979)	(1,249)

Non-GAAP provision for income taxes	$ 3,064	$ 3,128	$ 2,511	$ 13,320	$ 8,503
Non-GAAP effective tax rate	20.8%	16.8%	17.1%	18.4%	20.3%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$ 8,930	$ 12,634	$ 9,184	$ 49,464	$ 23,269

Adjustments to GAAP net income
Total stock-based compensation	3,242	2,935	3,285	10,719	11,328
Tax effect of items excluded from non-GAAP results	(523)	(93)	(290)	(979)	(1,249)

Non-GAAP net income	$ 11,649	$ 15,476	$ 12,179	$ 59,204	$ 33,348

Average shares outstanding for calculation of GAAP and non-GAAP income per share (diluted)	29,844	29,283	29,116	29,556	28,297

Non-GAAP income per share (diluted)	$ 0.39	$ 0.53	$ 0.42	$ 2.00	$ 1.18

GAAP income per share (diluted)	$ 0.30	$ 0.43	$ 0.32	$ 1.67	$ 0.82

Note on use of non-GAAP financial measures:
In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses (as recognized under Accounting Standard Codification 718-20) and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2010	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 155,667	$ 164,083	$ 134,974
Short-term investments	27,355	16,039	20,567
Accounts receivable	5,713	7,925	21,756
Inventories	62,077	49,120	26,248
Notes receivable	--	5,000	--
Deferred tax assets	1,435	1,452	1,389
Prepaid expenses and other current assets	9,263	6,279	10,941
Total current assets	261,510	249,898	215,875

INVESTMENTS	31,760	44,023	40,100
PROPERTY AND EQUIPMENT, net	84,470	74,280	62,381
GOODWILL AND INTANGIBLE ASSETS	24,621	15,316	4,923
DEFERRED TAX ASSETS	13,421	14,280	14,590
OTHER ASSETS	17,288	5,550	6,698
Total assets	$ 433,070	$ 403,347	$ 344,567

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 20,291	$ 16,505	$ 16,944
Accrued payroll and related expenses	7,395	5,864	6,145
Taxes payable	--	1,220	478
Deferred income on sales to distributors	12,221	14,849	9,040
Other accrued liabilities	9,548	3,496	3,309
Total current liabilities	49,455	41,934	35,916

LONG-TERM LIABILITIES:
Income taxes payable	29,580	27,457	23,859

Total liabilities	79,035	69,391	59,775

STOCKHOLDERS' EQUITY:
Common stock	28	28	27
Additional paid-in capital	175,295	162,764	150,021
Cumulative translation adjustment	85	54	4
Retained earnings	178,627	171,110	134,740
Total stockholders' equity	354,035	333,956	284,792
Total liabilities stockholders' equity	$ 433,070	$ 403,347	$ 344,567

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 8,930	$ 9,184	$ 49,464	$ 23,269
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,557	2,790	13,017	10,340
Loss (gain) on sale of property and equipment	14	5	(330)	(5)
Stock-based compensation expense	3,242	3,284	10,719	11,330
Amortization of premium on held-to-maturity investments	428	214	1,765	319
Deferred income taxes	875	(770)	1,124	658
Decrease in accounts receivable and other allowances	(2)	--	(27)	(4)
Excess tax benefit from stock options exercised	(370)	(462)	(1,309)	(562)
Tax benefit associated with employee stock plans	940	849	2,891	1,403
Change in operating assets and liabilities:
Accounts receivable	2,382	(1,316)	16,236	(8,709)
Inventories	(10,792)	(5,874)	(33,588)	2,136
Prepaid expenses and other assets	(13,125)	(3,957)	(8,515)	(10,110)
Accounts payable	(576)	1,324	(483)	6,838
Taxes payable and other accrued liabilities	1,522	2,652	5,827	3,825
Deferred income on sales to distributors	(2,628)	1,719	3,180	4,243
Net cash provided by (used in) operating activities	(5,603)	9,642	59,971	44,971

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,733)	(6,789)	(30,566)	(14,356)
Proceeds from sale of property and equipment	--	--	1,415	--
Acquisition	--	--	(8,598)	--
Investment in third party	(1,831)	--	(1,831)	--
Notes to third parties	--	10,000	(6,750)	10,000
Purchases of held-to-maturity investments	--	(34,841)	(27,224)	(60,461)
Proceeds from held-to-maturity investments	519	500	27,010	6,849
Net cash used in investing activities	(10,045)	(31,130)	(46,544)	(57,968)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	8,276	6,655	26,263	20,353
Repurchase of common stock	--	--	(13,960)	(28,673)
Repurchase of stock options	--	--	--	(9,048)
Retirement of performance shares for income tax withholding	--	--	(769)	--
Payments of dividends to stockholders	(1,414)	(679)	(5,577)	(2,695)
Excess tax benefit from stock options exercised	370	462	1,309	562
Net cash provided by (used in) financing activities	7,232	6,438	7,266	(19,501)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,416)	(15,050)	20,693	(32,498)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	164,083	150,024	134,974	167,472

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 155,667	$ 134,974	$ 155,667	$ 134,974
CONTACT: Joe Shiffler
         Power Integrations, Inc.
         (408) 414-8528
         jshiffler@powerint.com